 EXHIBIT 1

THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

EQUUS TOTAL RETURN, INC.

Equus Total Return, Inc., a Delaware corporation, does hereby certify that:

1. The name under which the Corporation was originally incorporated is Equus II Incorporated. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on August 16, 1991, and the first and second Restated Certificate of Incorporation of the Corporation were each filed with the Secretary of State of Delaware on March 4, 1992 and June 14, 2007, respectively.

2. The third Restated Certificate of Incorporation set forth below was duly adopted in accordance with Section 245 of the General Corporation Law of the State of Delaware (“DGCL”) and shall become effective when filed with the Secretary of State of Delaware, which may be no less than 20 days following notice of the action taken by the Corporation’s stockholders in accordance with Section 228 of the DGCL. The third Restated Certificate of Incorporation amends and restates the Corporation’s Certificate of Incorporation in its entirety.

First: The name of the Corporation is

EQUUS TOTAL RETURN, INC.

Second: The registered office of the Corporation in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business, objects and purposes to be transacted, promoted or carried on by the Corporation are:

(1) To elect to operate, and to operate as a business development company under the Investment Company Act of 1940 (the “1940 Act”), and

(2) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The Corporation is authorized to issue two classes of shares to be designated as “Common Stock” and “Preferred Stock” The total number of shares (Common and Preferred Stock) which this Corporation is authorized to issue is 110,000,000. The number of shares of Common Stock authorized to be issued shall be 100,000,000 having a par value of $0.001 per share. The number of shares of Preferred Stock authorized to be issued shall be 10,000,000 having a par value of $.001 per share.

A. No holder of Common Stock or Preferred Stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of the unissued stock of the Corporation or of any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation or of the number of its shares, or of bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation or of any stock of the Corporation purchased by it or its nominee or nominees or other securities held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise.

B. The holders of Common Stock shall have the right to one vote per share on all questions to the exclusion of all other classes of stock, except as by law expressly provided or as otherwise herein expressly provided with respect to the holders of any other class or classes of stock. The Corporation may issue fractional shares. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends and distributions, excluding the right to receive a stock certificate for any fractional shares.

C. The Board of Directors is authorized, subject to any applicable requirements of the 1940 Act, by resolution or resolutions to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and the distinctive designation of that series;

(2) The dividend rights and dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in cash on redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(8) Any other relative rights, preferences and limitations of that series; or

(9) Any or all of the foregoing terms.

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D. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock created thereby, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors of the Corporation. Should the number of shares of any series be so decreased, the shares constituting such decrease shall resume the status which they had prior to adoption of the resolution originally fixing the number of shares of such series.

E. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred stock and may be reissued as a part of the series of which they were originally a part or may be reclassified or reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred stock, all subject to the conditions or restrictions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock and to any filing required by law.

Fifth: [Reserved]

Sixth: The number of directors of the corporation shall be as fixed from time to time by, or in the manner provided in, the by-laws of the Corporation and shall not be less than three nor more than fifteen. Election of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

Seventh: The Corporation’s existence shall be perpetual.

Eighth: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

A. To adopt, amend or repeal the by-laws of the Corporation.

B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

C. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

D. By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

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E. Subject to Article Tenth, when and as authorized by the affirmative vote of the holders of a majority of the Common Stock issued and outstanding given at a stockholders’ meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the Common Stock issued and outstanding, to sell, lease or exchange all or substantially all the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

F. In furtherance and not in limitation of the powers conferred by statute and pursuant to this Certificate of Incorporation, the Board of Directors is expressly authorized to do the following:

(i) subject to Article Tenth, to issue and sell, from time to time, shares of any class of the Corporation’s stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine;

(ii) from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves for working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said Board of Directors may deem to be in the best interests of the Corporation;

(iii) to distribute in its discretion for any fiscal year (in the year or in the next fiscal year) as ordinary dividends and as capital gains distributions, respectively, amounts of the assets of the Corporation sufficient to enable the Corporation as a regulated investment company to avoid any liability for Federal income tax in respect of such year;

(iv) from time to time to determine the net asset value per share of the Corporation’s stock or to establish methods to be used by the Corporation’s officers, employees or agents for determining the net asset value per share of the Corporation’s stock;

(v) to authorize, subject to such conditions, if any, as may be required by any applicable statute, rule or regulation, the execution and performance by the Corporation of one or more agreements with any person(s) (as defined in the 1940 Act), whereby such person(s) shall render or make available to the Corporation, administrative, custodial and related services, office space and other services and facilities, for such fees and upon such other terms and conditions as may be provided in such agreement(s); and

(vi) from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation.

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G. Except to the extent otherwise prohibited by applicable law, the Corporation may enter into any management, investment advisory, administration, distribution or underwriting contract or any other type of contract with, and may otherwise engage in any transaction or do business with, any person, firm or corporation or any subsidiary or other affiliate of any such person, firm or corporation and may authorize such person, firm or corporation or such subsidiary or other affiliate to enter into any other contract or arrangement with any other person, firm or corporation which relates to the Corporation or the conduct of its business, notwithstanding that any directors or officers of the Corporation are or may subsequently become partners, directors, officers, stockholders or employees of such person, firm or corporation or of such subsidiary or other affiliate or may have a material financial interest in any such contract or transaction or business, and no such contract shall be invalidated or voidable or in any way affected thereby nor shall any of such directors or officers of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred solely because of the entering into and performance of such contract or the engaging in such transaction or business or the existence of such material financial interest therein; provided that such relationship to such person, firm or corporation or said subsidiary or affiliate or such material financial interest was disclosed or otherwise known to the Board of Directors prior to the Corporation’s entering into such contract or engaging in such transaction or business and in the case of directors of the Corporation that any requirements of the Delaware General Corporation Law have been satisfied; and provided further that nothing herein shall protect any director or officer of the Corporation from liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, negligence or reckless disregard of the duties involved in the conduct of his office. Any member of the Board of Directors of the Corporation who is also a director, officer or employee of any other person, firm or corporation or its subsidiary or other affiliate or who has a material financial interest in a contract or transaction may be counted in determining the existence of a quorum at any meeting of the Board of Directors which authorizes such contract or transaction, with like force as if he did not hold such position or financial interest, and shall not be disqualified from voting on or acting on behalf of the Corporation in such matters.

H. The determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with the Certificate of Incorporation of the Corporation and in the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock:

(i) the amount of net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends; (ii) the amount of paid-in surplus, other surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); (iv) the market value, or any sale; bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; (v) the fair value, or the method of determining the fair value, of any asset of the Corporation; (vi) the number of shares issued or issuable; (vii) any matter relating to the issue, acquisition, holding or disposition of securities and other assets of or by the Corporation; and (viii) any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities. Certain of these decisions may be made by, or require the concurrence of, a majority of the Corporation’s directors who are not interested persons, as defined in the 1940 Act.

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Ninth: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

Tenth:

A. Notwithstanding any other provisions of this Certificate of Incorporation, a favorable vote of the holders of at least a majority of the shares of the Corporation then entitled to be voted on the matter shall be required to approve, adopt or authorize:

(i)(A) a merger, consolidation or statutory share exchange of the Corporation with or into any other corporation, (B) the sale, lease or exchange of all or any substantial part of the assets of the Corporation (other than in the regular course of its investment activities) to any corporation, person or other entity and (C) the liquidation, dissolution or winding up of the Corporation; and

(ii) the conversion of the Corporation into an open-end management investment company or any change in the nature of the business of the Corporation so that the Corporation ceases to be a business development company under the 1940 Act and any amendment to this Certificate of Incorporation to effect any such conversion or change.

B. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that the Corporation shall not amend Article Eleventh to be effective on a date other than a date on which directors are to be elected. The provisions of clause (1) of Article Third may be amended, altered or repealed only upon the vote of the holders of a majority of the outstanding voting securities of the Corporation, as defined in the 1940 Act. The provisions of paragraph E. of Article Eighth and Article Tenth may be amended, altered or repealed only upon the vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation.

Eleventh:

A. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through by-law provisions, agreements with such persons, vote of stockholders or disinterested directors, or otherwise.

B. Any amendment, repeal or modification of this Article Eleventh shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation (or any other person to which applicable law permits the Corporation to provide indemnification or advancement of expenses) with respect to any acts or omissions of such person occurring prior to such amendment, repeal or modification.

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Twelfth: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of The General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto or (iv) for any transaction from which the director derived an improper personal benefit. Neither this Certificate of Incorporation nor repeal of this Article Twelfth, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article Twelfth, shall eliminate or reduce the effect of this Article Twelfth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Twelfth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

IN WITNESS WHEREOF, Equus Total Return, Inc. has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ___ day of February, 2021.

EQUUS TOTAL RETURN, INC.

By: /s/ John A. Hardy

John A. Hardy

Chief Executive Officer

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